EXHIBIT 99.1

PROS HOLDINGS, INC. REPORTS THIRD QUARTER 2023 FINANCIAL RESULTS

•PROS raises its revenue and profitability outlook for the full year 2023 after exceeding the Company’s Q3 guidance ranges across all metrics.
•Subscription revenue of $60.0 million, up 16% year-over-year.
•Total revenue of $77.3 million, up 10% year-over-year.
•Subscription gross margin of 76% and non-GAAP subscription gross margin of 78%, up 135 basis points year-over-year.

HOUSTON – October 31, 2023 — PROS Holdings, Inc. (NYSE: PRO), a leading provider of AI-powered SaaS pricing, CPQ, revenue management, and digital offer marketing solutions, today announced financial results for the third quarter ended September 30, 2023.

“We delivered a strong third quarter, exceeding our guidance ranges across all metrics, delivering 16% subscription revenue growth and more than $17 million of improvement to free cash flow year-over-year,” stated CEO Andres Reiner. “We are delivering on our growth objectives while driving incredible improvements to our operational efficiency, a testament to our team's relentless focus on achieving our goal of being a rule of 40 company by 2026.”

Third Quarter 2023 Financial Highlights

Key financial results for the third quarter 2023 are shown below. Throughout this press release all dollar figures are in millions, except net (loss) earnings per share. Unless otherwise noted, all results are on a reported basis and are compared with the prior-year period.

	GAAP			Non-GAAP
	Q3 2023	Q3 2022	Change	Q3 2023	Q3 2022	Change
Revenue:
Total Revenue	$77.3	$70.3	10%	n/a	n/a	n/a
Subscription Revenue	$60.0	$51.8	16%	n/a	n/a	n/a
Subscription and Maintenance Revenue	$64.7	$58.8	10%	n/a	n/a	n/a
Profitability:
Gross Profit	$48.8	$42.7	14%	$50.9	$45.3	12%
Operating (Loss) Income	$(7.8)	$(16.2)	$8.3	$4.5	$(3.3)	$7.9
Net (Loss) Income	$(13.9)	$(13.9)	$—	$4.0	$(2.9)	$6.9
Net (Loss) Earnings Per Share	$(0.30)	$(0.31)	$0.01	$0.09	$(0.06)	$0.15
Adjusted EBITDA	n/a	n/a	n/a	$5.6	$(2.2)	$7.8
Cash:
Net Cash Provided by (Used in) Operating Activities	$8.7	$(9.0)	$17.7	n/a	n/a	n/a
Free Cash Flow	n/a	n/a	n/a	$8.5	$(9.1)	$17.6
The attached table provides a summary of PROS results for the period, including a reconciliation of GAAP to non-GAAP metrics.

Recent Business Highlights

•Welcomed many new customers who are adopting the PROS Platform such as Genesis Energy, GOL Airlines, JetSMART, SKS Airways, and Trivium Packaging, among others.

•Expanded adoption of the PROS Platform within existing customers including Air New Zealand, Graybar, Ingredion, Spire Healthcare, and Turkish Airlines, among others.

•Announced the go live of PROS Smart Price Optimization and Management for Qatar Airways Cargo, the third largest air cargo carrier in the world by volume; PROS now powers online bookings across Qatar Cargo’s entire network, providing their customers an enhanced digital buying experience that allows immediate online booking confirmation with accurate and personalized pricing.

•Launched registration for the 2024 Outperform with PROS Conference, one of the preeminent AI conferences in the world, scheduled for May 20-22, 2024 in Orlando, FL; the conference will bring together experts from across industries to discuss how AI can drive business forward.

•Awarded one of the “Best Technology Companies to Work For” by U.S. News in recognition of our people-first culture; the scorecard cited PROS as having exceptionally high rankings by employees across areas such as company stability, belongingness and esteem, and opportunities for career development.

•Selected to present PROS AI team’s published paper “Machine Learning based Framework for Robust Price-Sensitivity Estimation with Application to Airline Pricing” at the prestigious and highly selective 29th Annual KDD Conference, the premier international forum for data mining researchers and practitioners.

•Recently completed the exchange of approximately 85% of PROS outstanding convertible notes due in May 2024 for newly issued convertible notes due in September 2027 under the existing indenture for the 2027 notes; the exchange shifts the maturity of most of PROS debt to 2027 while slightly lowering the total amount of convertible debt outstanding at par value.

Financial Outlook

PROS currently anticipates the following based on an estimated 47.5 million diluted weighted average shares outstanding for the fourth quarter of 2023 and a 22% non-GAAP estimated tax rate for the fourth quarter and full year 2023.

	Q4 2023 Guidance	v. Q4 2022 at Mid-Point	Full Year 2023 Guidance	v. Prior Year at Mid-Point
Total Revenue	$76.0 to $77.0	8%	$302.2 to $303.2	10%
Subscription Revenue	$60.0 to $60.5	13%	$233.3 to $233.8	14%
Subscription ARR	n/a	n/a	$251.0 to $254.0	11%
Non-GAAP Earnings Per Share	$0.03 to $0.05	$0.02	n/a	n/a
Adjusted EBITDA	$3.0 to $4.0	$1.1	$6.5 to $7.5	$21.9
Free Cash Flow	n/a	n/a	$3.5 to $6.5	$26.7
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on Tuesday, October 31, 2023, at 4:45 p.m. ET to discuss the Company’s financial results and business outlook. To access this call, dial 1-877-407-9039 (toll-free) or 1-201-689-8470. The live and archived webcasts of this call can be accessed under the “Investor Relations” section of the Company’s website at www.pros.com.

A telephone replay will be available until Tuesday, November 7, 2023, 11:59 PM ET at 1-844-512-2921 (toll-free) or 1-412-317-6671 using the pass code 13741806.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a leading provider of AI-powered SaaS pricing, CPQ, revenue management, and digital offer marketing solutions. Our vision is to optimize every shopping and selling experience. With over 30 years of industry expertise and a proven track record of success, PROS helps B2B and B2C companies across the globe, in a variety of industries, including airlines, manufacturing, distribution, and services, drive profitable growth. The PROS Platform leverages AI to provide real-time predictive insights that enable businesses to drive revenue and margin improvements. To learn more about PROS and our innovative SaaS solutions, please visit our website at www.pros.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our financial outlook; expectations; ability to achieve future growth and profitability goals; management's confidence and optimism; positioning; customer successes; demand for our software solutions; pipeline; business expansion; revenue; subscription revenue; subscription ARR; non-GAAP earnings (loss) per share; adjusted EBITDA; free cash flow; shares outstanding and effective tax rate. The forward-looking statements contained in this press release are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include, among others, risks related to: (a) the macroeconomic environment, (b) the effects of inflation, (c) the impact of the COVID-19 pandemic, (d) cyberattacks, data breaches and breaches of security measures within our products, systems and infrastructure or products, systems and infrastructure of third parties upon whom we rely, (e) increasing business from customers and maintaining subscription renewal rates, (f) managing our growth and profit objectives effectively, (g) disruptions from our third party data center, software, data, and other unrelated service providers, (h) implementing our solutions, (i) cloud operations, (j) intellectual property and third-party software, (k) acquiring and integrating businesses and/or technologies, (l) catastrophic events, (m) operating globally, including economic and commercial disruptions, (n) potential downturns in sales and lengthy sales cycles, (o) software innovation, (p) competition, (q) market acceptance of our software innovations, (r) maintaining our corporate culture, (s) personnel risks including loss of any key employees and competition for talent, (t) expanding and training our direct and indirect sales force, (u) evolving data privacy, cyber security and data localization laws, (v) our debt repayment obligations, (w) the timing of revenue recognition and cash flow from operations, (x) migrating customers to our latest cloud solutions, and (y) returning to profitability. Additional information relating to the risks and uncertainties affecting our business is contained in our filings with the SEC. These forward-looking statements represent our expectations as of the date hereof. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

PROS has provided in this release certain non-GAAP financial measures, including non-GAAP gross profit and margin, non-GAAP income (loss) from operations or non-GAAP operating income (loss), subscription annual recurring revenue, adjusted EBITDA, free cash flow, non-GAAP tax rate, non-GAAP net income (loss), and non-GAAP earnings (loss) per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance and cloud transition. Non-GAAP gross margin can be compared to gross margin which can be calculated from the condensed consolidated statements of loss by dividing gross profit by total revenue. Non-GAAP gross margin is similarly calculated but first adds back to gross profit the portion of certain of the non-GAAP adjustments described below attributable to cost of revenue. Non-GAAP subscription margin can be compared to subscription margin which can be calculated from the condensed consolidated statements of loss by dividing subscription gross profit (subscription revenue minus subscription cost) by subscription revenue. Non-GAAP subscription margin is similarly calculated but first subtracts out from subscription cost the portion of certain of the non-GAAP adjustments described below attributable to cost of subscription. These items and amounts are presented in the Supplemental Schedule of Non-GAAP Financial Measures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release, and can be found, along with other financial information, in the investor relations portion of our website. PROS' use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS' industry. PROS has also provided in this release certain forward-looking non-GAAP financial measures, including non-GAAP income (loss) from operations, subscription annual recurring revenue, non-GAAP earnings (loss) per share, adjusted EBITDA, free cash flow, non-GAAP tax rates, and calculated billings (collectively the "non-GAAP financial measures") as follows:

Non-GAAP income (loss) from operations: Non-GAAP income (loss) from operations excludes the impact of share-based compensation, amortization of acquisition-related intangibles and severance. Non-GAAP income (loss) from operations excludes the following items from non-GAAP estimates:
•Share-Based Compensation: Although share-based compensation is an important aspect of compensation for our employees and executives, our share-based compensation expense can vary because of changes in our stock price and market conditions at the time of grant, varying valuation methodologies, and the variety of award types. Since share-based compensation expense can vary for reasons that are generally unrelated to our performance during any particular period, we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude share-based compensation in order to better understand our business performance and allow investors to compare our operating results with peer companies.
•Amortization of Acquisition-Related Intangibles:  We view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.
•Severance: Severance costs relate to the separation of our Chief Operations Officer in Q1 2022 and costs related to other internal role consolidations as well as severance cost incurred in Q4 2022 and Q1 2023 as the Company reprioritized its investments to focus on supporting key growth areas of its business. As a result of this reprioritization, the Company incurred severance, employee benefits, outplacement and related costs. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.
Non-GAAP earnings (loss) per share: Non-GAAP net income (loss) excludes the items listed above as excluded from non-GAAP income (loss) from operations and also excludes amortization of debt issuance costs, gain on equity investment, loss on derivatives, loss on debt extinguishment and the taxes related to these items and the items excluded from non-GAAP income (loss) from operations. Estimates of non-GAAP earnings (loss) per share are calculated by dividing estimates for non-GAAP net income (loss) by our estimate of weighted average shares outstanding for the future period. In addition to the items listed above as excluded from non-GAAP income (loss) from operations, non-GAAP net income (loss) excludes the following items from non-GAAP estimates:
•Amortization of Debt Issuance Costs: Amortization of debt issuance costs are related to our convertible notes. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.
•Gain on Equity Investment: Gain on equity investment relate to an observable price change for an equity investment without a readily determinable fair value identified during the quarter ended September 30, 2022. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.
•Loss on Derivatives: Loss on derivatives relates to mark to market features identified as part of the exchange of certain of our convertible notes (the "Exchange") and related capped call, non-recurring transactions. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.
•Loss on Debt Extinguishment: Loss on debt extinguishment relates to the Notes Exchange, a non-recurring transaction, during the quarter ended September 30, 2023. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.
•Taxes: We exclude the tax consequences associated with non-GAAP items to provide investors with a useful comparison of our operating results to prior periods and to our peer companies because such amounts can vary significantly. In the fourth quarter of 2014, we concluded that it is more likely than not that we will be unable to fully realize our deferred tax assets and accordingly, established a valuation allowance against those assets. The ongoing impact of the valuation allowance on our non-GAAP effective tax rate has been eliminated to allow investors to better understand our business performance and compare our operating results with peer companies.

Annual Recurring Revenue: Annual Recurring Revenue ("ARR") is used to assess the trajectory of our cloud business. ARR means, as of a specified date, the contracted recurring revenue, including contracts with a future start date, together with annualized overage fees incurred above contracted minimum transactions, and excluding perpetual and term license agreements. ARR should be viewed independently of revenue and any other GAAP measure. Subscription ARR is calculated in the same manner, but excludes maintenance and support ARR.

Non-GAAP Tax Rate: The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the impact of the excluded non-GAAP items.
Adjusted EBITDA: Adjusted EBITDA is defined as GAAP net income (loss) before interest expense, provision for income taxes, depreciation and amortization, as adjusted to eliminate the effect of stock-based compensation cost, severance, amortization of acquisition-related intangibles, and depreciation and amortization. Adjusted EBITDA should not be considered as an alternative to net income (loss) as an indicator of our operating performance.
Free Cash Flow: Free cash flow is a non-GAAP financial measure which is defined as net cash provided by (used in) operating activities, excluding severance payments, less capital expenditures, purchases of other (non-acquisition-related) intangible assets and capitalized internal-use software development costs.
Calculated Billings: Calculated billings is defined as total subscription, maintenance and support revenue plus the change in recurring deferred revenue in a given period.
These non-GAAP estimates are not measurements of financial performance prepared in accordance with GAAP, and we are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information described above which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Investor Contact:
PROS Investor Relations
Belinda Overdeput
713-335-5879
ir@pros.com

PROS Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2023	December 31, 2022
Assets:
Current assets:
Cash and cash equivalents	$159,080	$203,627
Trade and other receivables, net of allowance of $681 and $609, respectively	49,688	48,178
Deferred costs, current	6,306	6,032
Prepaid and other current assets	10,449	9,441
Total current assets	225,523	267,278
Restricted cash	10,000	—
Property and equipment, net	23,922	25,012
Operating lease right-of-use assets	13,076	17,474
Deferred costs, noncurrent	7,786	8,764
Intangibles, net	12,979	17,851
Goodwill	107,445	107,561
Derivative asset, noncurrent	22,260	—
Other assets, noncurrent	8,863	9,012
Total assets	$431,854	$452,952
Liabilities and Stockholders’ (Deficit) Equity:
Current liabilities:
Accounts payable and other liabilities	$4,741	$7,964
Accrued liabilities	16,755	12,854
Accrued payroll and other employee benefits	23,555	23,797
Operating lease liabilities, current	3,998	7,662
Deferred revenue, current	112,311	108,659
Current portion of convertible debt, net	21,635	—
Total current liabilities	182,995	160,936
Deferred revenue, noncurrent	4,211	8,298
Convertible debt, net, noncurrent	272,542	289,779
Operating lease liabilities, noncurrent	25,794	28,184
Other liabilities, noncurrent	1,190	1,228
Total liabilities	486,732	488,425
Stockholders' (deficit) equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 75,000,000 shares authorized; 50,929,132 and 50,318,726 shares issued, respectively; 46,248,409 and 45,638,003 shares outstanding, respectively	51	50
Additional paid-in capital	617,402	590,475
Treasury stock, 4,680,723 common shares, at cost	(29,847)	(29,847)
Accumulated deficit	(637,057)	(590,898)
Accumulated other comprehensive loss	(5,427)	(5,253)
Total stockholders’ (deficit) equity	(54,878)	(35,473)
Total liabilities and stockholders’ (deficit) equity	$431,854	$452,952

PROS Holdings, Inc.
Condensed Consolidated Statements of Loss
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Subscription	$59,987	$51,763	$173,260	$150,914
Maintenance and support	4,693	7,071	15,498	22,175
Total subscription, maintenance and support	64,680	58,834	188,758	173,089
Services	12,570	11,514	37,466	32,113
Total revenue	77,250	70,348	226,224	205,202
Cost of revenue:
Subscription	14,510	13,829	42,662	41,354
Maintenance and support	1,769	1,952	5,927	6,107
Total cost of subscription, maintenance and support	16,279	15,781	48,589	47,461
Services	12,185	11,829	37,988	35,151
Total cost of revenue	28,464	27,610	86,577	82,612
Gross profit	48,786	42,738	139,647	122,590
Operating expenses:
Selling and marketing	20,324	22,221	71,214	71,528
Research and development	22,205	23,303	66,343	71,171
General and administrative	14,099	13,395	42,083	41,561
Impairment of fixed assets	—	—	—	1,551
Loss from operations	(7,842)	(16,181)	(39,993)	(63,221)
Convertible debt interest and amortization	(1,497)	(1,576)	(4,649)	(4,728)
Other (expense) income, net	(4,288)	4,158	(1,046)	3,738
Loss before income tax provision	(13,627)	(13,599)	(45,688)	(64,211)
Income tax provision	241	254	471	688
Net loss	$(13,868)	$(13,853)	$(46,159)	$(64,899)

Net loss per share:
Basic and diluted	$(0.30)	$(0.31)	$(1.00)	$(1.44)
Weighted average number of shares:
Basic and diluted	46,225	45,314	46,084	45,207

PROS Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating activities:
Net loss	$(13,868)	$(13,853)	$(46,159)	$(64,899)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,549	3,395	8,301	11,843
Amortization of debt issuance costs	348	373	1,094	1,119
Share-based compensation	10,933	10,626	31,589	32,617
Provision for credit losses	—	(71)	88	(371)
Loss on disposal of assets	16	—	51	—
Impairment of fixed assets	—	—	—	1,551
Gain on equity investment	—	(3,308)	—	(3,308)
Loss on derivatives	4,343	—	4,343	—
Loss on debt extinguishment	1,779	—	1,779	—
Changes in operating assets and liabilities:
Accounts and unbilled receivables	4,497	(11,341)	(1,573)	(4,900)
Deferred costs	363	598	704	730
Prepaid expenses and other assets	1,480	824	31	(571)
Operating lease right-of-use assets and liabilities	(449)	(808)	(1,686)	(1,925)
Accounts payable and other liabilities	(2,123)	1,282	(3,375)	2,911
Accrued liabilities	412	885	1,489	817
Accrued payroll and other employee benefits	3,446	1,756	(242)	(7,388)
Deferred revenue	(5,008)	651	(401)	9,838
Net cash provided by (used in) operating activities	8,718	(8,991)	(3,967)	(21,936)
Investing activities:
Purchases of property and equipment	(345)	(76)	(2,168)	(845)
Purchase of equity securities	(113)	—	(113)	(169)
Net cash used in investing activities	(458)	(76)	(2,281)	(1,014)
Financing activities:
Proceeds from employee stock plans	1,033	1,279	2,170	2,722
Tax withholding related to net share settlement of stock awards	(1,163)	—	(6,831)	(212)
Debt issuance cost related to Credit Agreement	(837)	—	(837)	—
Purchase of capped call	(22,771)	—	(22,771)	—
Net cash (used in) provided by financing activities	(23,738)	1,279	(28,269)	2,510
Effect of foreign currency rates on cash	(9)	(566)	(30)	(289)
Net change in cash, cash equivalents and restricted cash	(15,487)	(8,354)	(34,547)	(20,729)
Cash, cash equivalents and restricted cash:
Beginning of period	184,567	215,178	203,627	227,553
End of period	$169,080	$206,824	$169,080	$206,824

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$159,080	$206,824	$159,080	$206,824
Restricted cash	10,000	—	10,000	—
Total cash, cash equivalents and restricted cash	$169,080	$206,824	$169,080	$206,824

PROS Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)
We use these non-GAAP financial measures to assist in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.
See breakdown of the reconciling line items on page 10.

	Three Months Ended September 30,		Quarter over Quarter	Nine Months Ended September 30,		Year over Year
	2023	2022	% change	2023	2022	% change
GAAP gross profit	$48,786	$42,738	14%	$139,647	$122,590	14%
Non-GAAP adjustments:
Amortization of acquisition-related intangibles	1,099	1,555		3,679	5,223
Severance	—	—		749	—
Share-based compensation	1,033	1,050		2,850	2,881
Non-GAAP gross profit	$50,918	$45,343	12%	$146,925	$130,694	12%

Non-GAAP gross margin	65.9%	64.5%		64.9%	63.7%

GAAP loss from operations	$(7,842)	$(16,181)	(52)%	$(39,993)	$(63,221)	(37)%
Non-GAAP adjustments:
Amortization of acquisition-related intangibles	1,446	2,221		4,872	7,793
Severance	—	—		3,586	1,508
Share-based compensation	10,933	10,626		31,589	32,617
Total Non-GAAP adjustments	12,379	12,847		40,047	41,918
Non-GAAP income (loss) from operations	$4,537	$(3,334)	(236)%	$54	$(21,303)	(100)%

Non-GAAP income (loss) from operations % of total revenue	5.9%	(4.7)%		—%	(10.4)%

GAAP net loss	$(13,868)	$(13,853)	—%	$(46,159)	$(64,899)	(29)%
Non-GAAP adjustments:
Total Non-GAAP adjustments affecting income (loss) from operations	12,379	12,847		40,047	41,918
Amortization of debt issuance costs	294	373		1,040	1,119
Gain on equity investment	—	(3,308)		—	(3,308)
Loss on derivatives	4,343	—		4,343	—
Loss on debt extinguishment	1,779	—		1,779	—
Tax impact related to non-GAAP adjustments	(895)	1,066		137	6,078
Non-GAAP net income (loss)	$4,032	$(2,875)	(240)%	$1,187	$(19,092)	(106)%

Non-GAAP earnings (loss) per share	$0.09	$(0.06)		$0.03	$(0.42)

Shares used in computing non-GAAP earnings (loss) per share	47,397	45,314		46,823	45,207

PROS Holdings, Inc.
Supplemental Schedule of Non-GAAP Financial Measures
Increase (Decrease) in GAAP Amounts Reported
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of Subscription Items
Amortization of acquisition-related intangibles	1,099	1,555	3,679	5,223
Severance	—	—	125	—
Share-based compensation	201	174	495	510
Total cost of subscription items	$1,300	$1,729	$4,299	$5,733

Cost of Maintenance Items
Severance	—	—	307	—
Share-based compensation	93	109	271	298
Total cost of maintenance items	$93	$109	$578	$298

Cost of Services Items
Severance	—	—	317	—
Share-based compensation	739	767	2,084	2,073
Total cost of services items	$739	$767	$2,401	$2,073

Sales and Marketing Items
Amortization of acquisition-related intangibles	347	666	1,193	2,570
Severance	—	—	1,595	1,444
Share-based compensation	2,992	2,897	9,023	9,413
Total sales and marketing items	$3,339	$3,563	$11,811	$13,427

Research and Development Items
Severance	—	—	1,008	—
Share-based compensation	2,817	2,995	7,840	9,607
Total research and development items	$2,817	$2,995	$8,848	$9,607

General and Administrative Items
Severance	—	—	234	64
Share-based compensation	4,091	3,684	11,876	10,716
Total general and administrative items	$4,091	$3,684	$12,110	$10,780

PROS Holdings, Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Adjusted EBITDA
GAAP Loss from Operations	$(7,842)	$(16,181)	$(39,993)	$(63,221)
Amortization of acquisition-related intangibles	1,446	2,221	4,872	7,793
Severance	—	—	3,586	1,508
Share-based compensation	10,933	10,626	31,589	32,617
Depreciation and other amortization	1,103	1,174	3,429	4,050
Adjusted EBITDA	$5,640	$(2,160)	$3,483	$(17,253)

Net cash provided by (used in) operating activities	$8,718	$(8,991)	$(3,967)	$(21,936)
Severance	121	—	3,870	—
Purchase of property and equipment	(345)	(76)	(2,168)	(845)
Free Cash Flow	$8,494	$(9,067)	$(2,265)	$(22,781)

Guidance
	Q4 2023 Guidance		Full Year 2023 Guidance
	Low	High	Low	High
Adjusted EBITDA
GAAP Loss from Operations	$(10,400)	$(9,400)	$(50,500)	$(49,500)
Amortization of acquisition-related intangibles	1,400	1,400	6,200	6,200
Severance	—	—	3,600	3,600
Share-based compensation	10,900	10,900	42,500	42,500
Depreciation and other amortization	1,100	1,100	4,700	4,700
Adjusted EBITDA	$3,000	$4,000	$6,500	$7,500